Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Gran Tierra Energy, Inc. a Nevada corporation (the "Company") on Form 10-QSB for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dana Coffield, Chief Executive Officer of the Company, and James Hart, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gran Tierra Energy, Inc., and will be retained by Gran Tierra Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 17, 2007	GRAN TIERRA ENERGY, INC.

/s/ Dana Coffield
By: Dana Coffield
Its: Chief Executive Officer

Date: January 17, 2007	GRAN TIERRA ENERGY, INC.

/s/ Martin Eden
By: Martin Eden
Its: Chief Financial Officer